Exhibit 10.12

DISBURSEMENT REQUEST AND AUTHORIZATION
(Line of Credit)

Borrower:	PREMIER POWER RENEWABLE ENERGY, INC. 4961 Windplay Drive, #100 El Dorado Hill, CA 95762	Lender:	UMPQUA BANK 2998 Douglas Blvd., Suite 100 Roseville, CA 95661

LOAN TYPE.  This is a Variable Rate (at the Bank’s Prime Rate), Revolving Line of Credit Loan to a corporation in the amount of $7,000,000.00 due on July 13, 2011.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

☐  Personal, Family, or Household Purposes or Personal Investment

☐  Business (Including Real Estate Investment)

SPECIFIC PURPOSE.  The specific purpose of this loan is to finance working capital, the issuance of letters of credit, and general corporate purposes.

DISBURSEMENT INSTRUCTIONS.  Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan, as contained in the Loan Agreement dated July __, 2009 (the “Loan Agreement”), have been satisfied.  All loan proceeds are to be disbursed pursuant to the terms and conditions of the Loan Agreement.

DISBURSEMENT AUTHORIZATION.  Loan proceeds shall be disbursed as provided in the Loan Agreement.

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S FINANCIAL STATEMENTS PROVIDED TO LENDER.

THIS AUTHORIZATION IS DATED July 13, 2009.

BORROWER:	PREMIER POWER RENEWABLE ENERGY, INC., a Delaware corporation

By:
Dean Marks
President and Chief Executive Officer

Disbursement Request
and Authorization